Exhibit 99.2

News

Media

Sheryl Williams

    610-738-6493

swilliam@cephalon.com

Jenifer Antonacci

610-738-6674

jantonacci@cephalon.com

Investors

Robert (Chip) Merritt

610-738-6376

cmerritt@cephalon.com

For Immediate Release

Cephalon Announces Completion

of Anticipated PROVIGIL Label Updates

- PROVIGIL Label Revised; Now in Line with NUVIGIL Label Approved Last June -

Frazer, Pa — September 17, 2007 — Cephalon, Inc. (Nasdaq: CEPH) today announced that it has finalized and shared with healthcare professionals revisions to the label for PROVIGIL® (modafinil) Tablets [C-IV], its wake-promoting agent. As announced by the company in both March and June of this year, these changes were necessary to make the PROVIGIL label consistent with the NUVIGIL™ (armodafinil) Tablets [C-IV] label approved and made available by the U.S. Food and Drug Administration (FDA) in June 2007.  NUVIGIL is the single isomer formulation of modafinil, the active ingredient contained in PROVIGIL. The labels for PROVIGIL and NUVIGIL can be found on www.cephalon.com.

PROVIGIL and NUVIGIL each are indicated to improve wakefulness in adults with excessive sleepiness associated with obstructive sleep apnea/hypopnea syndrome (OSAHS), shift work sleep disorder and narcolepsy. In OSAHS, PROVIGIL and NUVIGIL are indicated as adjuncts to standard treatment(s) for the underlying obstruction. PROVIGIL and NUVIGIL are not approved for use in pediatric patients for any indication.

- more -

SOURCE: Cephalon, Inc. ● 41 Moores Road ● Frazer, PA 19355 ● (610) 344-0200● Fax (610) 344-0981

Cephalon’s ongoing development program is evaluating the use of NUVIGIL as a treatment for serious psychiatric and neurological medical conditions. The company currently plans a commercial launch of NUVIGIL once additional clinical data has been amassed.

About Cephalon, Inc.

Cephalon, Inc. is an international biopharmaceutical company, recently inducted in to the World Economic Forum Community of Global Growth Companies. For 20 years, the company has been dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon has delivered a seven-year compound annual growth rate (CAGR) through 2006 greater than 75% and 2006 revenue of $1.760 billion. A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL, FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, AMRIX™ (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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